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                                                                       Exhibit 5


                 [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]



                                November 21, 1996


                                                                      21860-0003




REMEC, Inc.
9404 Chesapeake Drive
San Diego, California  92123


                       Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on November 21, 1996 for the purposes of registering under the Securities Exchange Act of 1933, as amended, 206,551 shares of its Common Stock, $.01 par value (the "Shares"). The Shares are issuable under the Company's 1996 Nonemployee Directors Stock Option Plan and the Magnum Microwave Corporation ("Magnum") 1990 Employee Stock Option Plan assumed by the Company in connection with its acquisition of Magnum (collectively the "Plans").

                  We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

                  In rendering our opinion, we have examined the following records, documents, and instruments:

                  (a) The Restated Articles of Incorporation of the Company, certified by the California Secretary of State as of November 20, 1996, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

                  (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this
                           opinion;
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REMEC, Inc.
November 21, 1996                                                         Page 2




                  (c)      A certificate of an officer of the Company
                           (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, relating to the adoption or assumption of the Plans, the issuance of the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

                  (d)      The Registration Statement;

                  (e)      The Plans; and

                  (f) A letter from First Interstate Bank, the Company's transfer agent, dated November 20, 1996, as to the number of shares of the Company's common stock that were outstanding on November 19, 1996.

                  This opinion is limited to the federal law of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

                  Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the Plans and Registration Statement, the Shares will be legally issued, fully paid and nonassessable.
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REMEC, Inc.
November 21, 1996                                                         Page 3



                  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      \s\ Heller Ehrman White & McAuliffe